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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            UNUMPROVIDENT CORPORATION
             (Exact name of registrant as specified in its charter)

               DELAWARE                                62-1598430
(State of incorporation or organization)  (I.R.S. Employer Identification No.)

                                1 Fountain Square
                          Chattanooga, Tennessee 37402
              (Address and Zip Code of Principal Executive Offices)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

           Securities Act registration statement file number to which this form relates: 333-43808, 333-100953

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                 Name of each exchange on which
         to be so registered                 each class is to be registered
         -------------------                 ------------------------------
  Adjustable Conversion-Rate Equity             New York Stock Exchange
            Security Units

Securities registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

        The description of the Adjustable Conversion-Rate Equity Security Units of UnumProvident Corporation (the "Company") registered hereby is incorporated herein by reference to (i) the section captioned "Description of Debt Securities", the section captioned "Description of Common Stock", the section captioned "Description of Stock Purchase Contracts" and the section captioned "Description of Units" in the Company's Registration Statement on Form S-3, as filed with the Securities and Exchange Commission (the "Commission") on November 1, 2002 (File No. 333-100953), and as amended by Amendment No. 1 thereto, as filed with the Commission on November 22, 2002, and Amendment No. 2 thereto, as filed with the Commission on April 9, 2003 (the "Registration Statement") and
(ii) the section captioned "Description of the Equity Security Units" and the section captioned "Description of Senior Notes" in the Preliminary Prospectus Supplement, dated April 25, 2003, which was filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and supplements the Prospectus that is included in and forms a part of the Registration Statement, which description is incorporated herein by reference. Definitive copies of the Prospectus Supplement describing the Adjustable Conversion-Rate Equity Security Units will be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and shall be incorporated by reference into this Registration Statement on Form 8-A.

ITEM 2.  EXHIBITS

        The Adjustable Conversion-Rate Equity Security Units of the Registrant are to be registered on the New York Stock Exchange, on which the Common Stock, $0.10 par value per share, of the Registrant is also registered. The following exhibits required in accordance with Part II to the instructions as to exhibits on Form 8-A have been filed with the New York Stock Exchange:

     99.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Form 10-K filed March 28, 2001).
     99.2 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's Form 10-K filed March 28, 2001).
     99.3 Registration Statement on Form S-3, filed by the Registrant with the Commission on November 1, 2002 (File No. 333-100953), Amendment No. 1 thereto filed with the Commission on November 22, 2002, and Amendment No. 2 thereto filed with the Commission on April 9, 2003, are incorporated herein by reference.
     99.4 Indenture for Senior Debt Securities, between the Registrant and JPMorgan Chase Bank (formerly known as The Chase Manhattan
                Bank), as Trustee (incorporated herein by reference to Exhibit
                4.1 to the Registrant's Registration Statement on Form S-3, as filed with the Commission on November 1, 2002 (File No. 333-100953)).
     99.5 Form of Fourth Supplemental Indenture, dated as of , 2003, between the Registrant and JPMorgan Chase Bank, as Trustee.
     99.6 Form of Purchase Contract Agreement, dated as of , 2003, between JPMorgan Chase Bank, as Purchase Contract Agent, and the Registrant.
     99.7 Form of Pledge Agreement, dated as of , 2003, among JPMorgan Chase Bank, as Purchase Contract Agent and BNY Midwest Trust Company, as Collateral Agent, Custodial Agent and Securities Intermediary, and the Registrant.

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                                   SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            UnumProvident Corporation
                                           (Registrant)

Date: May 1, 2003                           By:  /s/ Susan N. Roth
                                                 -------------------------------
                                            Name:  Susan N. Roth
                                            Title: Vice President, Corporate
                                            Secretary and Assistant General
                                            Counsel

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